Exhibit 99.4

Class C Meeting Admission Ticket

Class C Meeting of

Liberty Global plc Shareholders

[                ], 2015, [    ] p.m. BST ([    ] Eastern Time)

[             ]

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Liberty Global plc’s Class C Meeting will be held at [    ] p.m. BST ([    ] Eastern Time) on [            ], 2015, at [            ]. If you plan to attend the Class C Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. This ticket, along with a form of personal identification, admits the named Shareholder(s) and one guest.

Your vote is important. Regardless of whether you plan to attend the meeting, it is important that your ordinary shares be voted. Accordingly, we ask that you appoint a proxy in respect of your ordinary shares as soon as possible using one of two convenient methods: over the internet or by signing and returning your proxy card in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

▼ IF YOU HAVE NOT APPOINTED A PROXY VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Liberty Global plc

Notice of Meeting of Holders of Class C Shares — [            ], 2015

Proxy Solicited by Board of Directors for Class C Meeting

Jeremy Evans, or failing him, John Winter, is hereby appointed as the proxy of the undersigned with authority to attend and speak on behalf of the undersigned, and vote all of the Class C ordinary shares of Liberty Global plc (the Company) held by the undersigned, with all of the powers which the undersigned would possess if personally present, at the meeting of our Class C ordinary shares (Class C Meeting) of Liberty Global plc to be held on [        ], 2015 or at any postponement or adjournment thereof. The Class C Meeting is scheduled to be held on the same day as a general meeting of shareholders of Liberty Global plc (the General Meeting). All previous proxies given with respect to the meeting are revoked.

Shares in respect of which the Proxy is appointed will be voted as directed by the shareholder. If no such directions are indicated by marking the appropriate box with an ‘X’, the Proxy will have authority to vote in accordance with the directors’ recommendations for all resolutions listed below. In the event that any other matter may properly come before the Class C Meeting, or any postponement or adjournment thereof, the Proxy is authorized, at its discretion, to vote the matter.

To be valid, this form must be completed and delivered to the Company at 38 Hans Crescent, Knightsbridge, London, SW1X 0LZ, United Kingdom or returned in the enclosed envelope to Liberty Global plc c/o Computershare, PO Box 43102, Providence, Rhode Island 02940, together with the power of attorney or other authority (if any) under which it is signed or a certified copy of such authority, or electronically at [        ], by [6:00] a.m. GMT ([1:00] a.m. Eastern time on [            ], 2015.

(Proposals on which to be voted appear on reverse side.)

B Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance	… ☐
Mark the box to the right if you plan to attend the Class C Meeting.

C    Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below	Signature — Please keep signature within the box.
/ /

IMPORTANT CLASS MEETING INFORMATION	000004

ENDORSEMENT_LINE                                       SACKPACK

MR A SAMPLE

DESIGNATlON (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Admission Ticket

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote by proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by [1:00] a.m.. E.D.T. on [            ], 2015.

Vote by Internet
• Go to www.envisionreports.com/[ ] • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by Mail

•  Mark, sign and date your proxy card

•  Deliver it to the Company at 38 Hans Crescent, Knightsbridge, London, SW1X 0LZ, United Kingdom or return it in the postage paid envelope provided to Liberty Global plc c/o Computershare, PO Box 43102, Providence, RI 02940

▼ IF YOU HAVE NOT APPOINTED A PROXY VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A. Proposals —The Board of Directors recommends a vote FOR Proposals 1 and 2. THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For	Against	Abstain
1.	To approve the Class C Articles Proposal, a proposal to approve the adoption of our new articles of association pursuant to resolution 1 of the General Meeting (including, without limitation, any variations or abrogations to the rights of the holders of the Class C ordinary shares as a result of such adoption).	☐	☐	☐

		For	Against	Abstain
2.	To approve the Class C Voting Rights Proposal, a proposal to approve the amendment of our articles of association pursuant to resolution 4 of the General Meeting (including, without limitation, all modifications of the terms of the Class C ordinary shares which may result from such amendment).	☐	☐	☐

The full text of the resolutions are set out in the Notice of Meeting.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.